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                                                                   Exhibit 10.15

            STOCK OPTION AGREEMENT (the "Agreement"), dated as of September 30, 1997, between MOBIUS MANAGEMENT SYSTEMS, INC. (the "Company"), a New York corporation, and Joseph Tinnerello (the "Optionee"), an employee of the Company.

            The Company's Board of Directors has determined that the objectives of the Company's 1996 Stock Incentive Plan (the "Plan") will be furthered by granting to the Optionee a stock option pursuant to the Plan. Capitalized terms used herein without definition shall have the meaning as described thereto in the Plan.

            In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Optionee hereby agree as follows:

            SECTION 1 Grant of Option

            The Company hereby grants to the Optionee a stock option (the "Option") to purchase 1,000 shares ("the Shares") of Class A Non-Voting common stock of the Company ("Common Stock") at a purchase price of $694.44 per share (the "Exercise Price"). It is intended that the Option not qualify as an "incentive stock option" as defined in section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

            SECTION 2 Exercisability

            Subject to the further terms of this Agreement, the Option shall become exercisable immediately upon the date hereof. Unless earlier terminated pursuant to the provisions of the Plan, the unexercised portion of the Option shall expire and cease to be exercisable at 12:01 a.m. on the 5th anniversary of the date of this Agreement.

            SECTION 3 Method of Exercise

            The Option or any part thereof may be exercised only by the giving of written notice to the Company on such form and in such manner as the Committee shall prescribe. Such written notice must be accompanied by payment of the full purchase price for the number of shares being purchased. Such payment may be made by one or a combination of the following methods: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company);
(b) with the consent of the Company, by delivery of shares of Common Stock acquired prior to the option exercise date and having a Fair Market Value on the exercise date equal to part or all of the purchase price; or (c) by such other method as the Company may authorize. Pursuant to Section 3.2 of the Plan, it shall be a condition precedent to the issuance of Shares upon exercise of the Option that the Optionee shall remit to the Company an amount sufficient to satisfy all applicable withholding tax requirements. The date of exercise of the Option shall be the date on which written notice of exercise is hand delivered to the Company, during normal business hours, at its address as provided in
Section 11 of this Agreement, or, if mailed, the date on which it is postmarked, provided such notice is actually received.

            SECTION 4 Death

            If the Optionee dies during the period in which the Option is exercisable, the Option shall be exercisable only until the earlier of the expiration date of the Option (specified in Section 2 of this Agreement) or 90 days after the Optionee's death.

SECTION 1

            SECTION 2 Forfeiture of Option Gains

            If at any time within one year after the exercise of all or any portion of the Option the Optionee engages in any activity determined in the sole discretion of the Board to be in competition with any activity of the
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Company, or otherwise contrary or harmful to the interests of the Company
(including, but not limited to accepting employment with or serving as a consultant, adviser or in any other capacity to, an entity that is in competition with the Company), then any option gain realized by the Optionee from exercising such option shall, upon notice from the Company, be paid by the Optionee to the Company. For purposes of this Section, "option gain" means the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Option over the option exercise price, multiplied by the number of shares with respect to which the Option was exercised, without regard to any subsequent decrease or increase in the Fair Market Value of such shares. The Company shall have the right to offset such option gain against any amounts otherwise owed to the Optionee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

            SECTION 3 Investment Representations

            The Optionee hereby represents and warrants to and agrees with the Company as follows:

            SECTION 3.1 Acquisition of Shares for Own Account. The Optionee will acquire the Shares, if at all, pursuant to this Agreement with the Optionee's own funds, and not with the funds of anyone else. The Shares will be acquired, if at all, for the Optionee's own account, not as a nominee or agent and not for the account of any other person or firm. No one else has or will have on any exercise of the Option or any portion thereof any interest, beneficial or otherwise, in any of the Shares to be acquired on such exercise. The Optionee is not, and prior to any exercise of the Option will not be, obligated to transfer any of the Shares or any interest therein to anyone else and the Optionee does not and will not have any agreement or understandings to do so. The Optionee does not, and on any exercise of the Option will not, intend to subdivide the Optionee's acquisition of any Shares with anyone.

                  SECTION 3.2 Agreement to Refrain from Resales. The Optionee agrees that, notwithstanding any provision hereof or in the Plan to the contrary, the Optionee shall in no event make any disposition of all or any part of or interest in the Shares and that such Shares shall not be encumbered, pledged, hypothecated, sold or transferred by the Optionee nor shall the Optionee receive any consideration for such Shares or for any interest therein from any person, unless and until prior to any proposed transfer, encumbrance, disposition, pledge, hypothecation or sale of any Shares, either (1) a registration statement on form S-1 or S-8 (or any other form replacing such form or appropriate for the purpose under the Securities Act of 1933, as amended) with respect to such shares proposed to be transferred or otherwise disposed of shall be then effective or (2) (i) the Optionee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) the Optionee shall have furnished the Company with an opinion of counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of any such Shares under the Act or qualification of any such shares under any other securities law, (iii) such opinion of counsel shall have been concurred in by counsel for the Company and (iv) the Company shall have advised the Optionee of such concurrence.

                  SECTION 3.3 Shares May Be "Restricted Securities"; Certificates Representing Shares May Be Legended

The Optionee understands and agrees that:

                        SECTION 3.3.1 the Shares, if and when issued, may be "restricted securities," as that term is defined in Rule 144 under the Act, and, accordingly, the Optionee may be required to hold the Shares indefinitely unless they are registered under the Act or an exemption from such registration is available;

                        SECTION 3.3.2 the Company is not under any obligation to register the Shares under the Act or to comply with any exemption thereunder; and

                        SECTION 3.3.3 certificates representing any Shares received by the Optionee on exercise of the Option may bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) substantially in the form set forth below, which legend restricts the sale, transfer or disposition of the Shares otherwise than in accordance with this Agreement, as well as such

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other legend as the Company may deem appropriate referencing the transfer restrictions included in the shareholders' agreement provided for in Section 7.1.2:

      THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND CONCURRED IN BY THE CORPORATION'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT. IN ADDITION, SALE, TRANSFER, ENCUMBRANCE, HYPOTHECATION, GIFT OR OTHER DISPOSITION OR ALIENATION OF SUCH SHARES OR ANY INTEREST THEREIN IS RESTRICTED BY AND SUBJECT TO A STOCK OPTION AGREEMENT DATED __________ A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION AND ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE.

            SECTION 4 Exercise Prior to Initial Public Offering

            Notwithstanding any other provision to the contrary contained herein, in the event that prior to the exercise, in whole or in part, of the Option, the Company has not completed an underwritten public offering of at least $30,000,000 of Common Stock, where at least $10,000,000 of the proceeds from such offering are received by the Company, the following terms and provisions shall apply:

                  SECTION 4.1 Prior to the Optionee's exercise of the Option, and as a condition precedent to such exercise and the issuance of any Shares, the Company may require the Optionee to:

                        SECTION 4.1.1 confirm to the Company, in such form as the Company may specify, the representations and warranties of the Optionee set forth in Section 6 above or to make similar or additional representations, warranties and agreements with respect to such Shares.

                        SECTION 4.1.2 execute and deliver to the Company an appropriate counterpart to a shareholders' agreement with the Company, which agreement shall include such terms and provisions as the Company in its discretion deems necessary or desirable to restrict the Optionee's right to transfer such Shares, including, without limitation, a right of first refusal exercisable by the Company or its shareholders on the transfer of the Shares received by the Optionee, a right to repurchase the Shares upon the Optionee's termination of employment at the Exercise Price if such termination was for cause or at Fair Market Value if such termination was for a reason other than for cause.

            SECTION 5 Nonassignability

The Option shall not be assignable or transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution. The Option shall be exercisable during the life of the Optionee only by the Optionee or the Optionee's legal representative.

            SECTION 6 Right of Discharge Reserved

            Nothing in this Agreement shall confer upon the Optionee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

            SECTION 7 421(b) Disqualifying Disposition Notice
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            With respect to the transfer or other disposition of Shares issued pursuant to the exercise of any "incentive stock options" granted hereunder, the Optionee shall notify the Company of any such transfer of disposition made under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions). Such notice shall be delivered to the Company in accordance with the provisions of Section 12 below within 10 days of such transfer or other disposition.

            SECTION 8 Plan Provisions to Prevail

            This Agreement is subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Optionee agrees that no member of the Board or the Committee nor any employee of the Company or any of its subsidiaries shall be liable for any action or determination made in good faith with respect to the Plan or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

            SECTION 9 Notices

            Any notice to be given to the Company hereunder shall be in writing and shall be addressed to Mobius Management Systems, Inc., One Ramada Plaza, New Rochelle, New York 10801, or at such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section 11. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or, if mailed by registered or certified mail to the party entitled to receive it, five days after the date the notice was so mailed.

            SECTION 10 Successors and Assigns

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Section 4.1 of this Agreement and with the Plan, the heirs and personal representatives of the Optionee.

            SECTION 11 Governing Law

            This Agreement shall be interpreted, construed and administered in accordance with the laws of the State of New York as they apply to contracts made, delivered and performed entirely within such state.

            SECTION 12 Severability

            If any provision of this Agreement (including any provision of the Plan that is incorporated herein by reference) shall hereafter be held to be invalid, unenforceable or illegal in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Agreement and the Plan or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement or the Plan.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                              MOBIUS MANAGEMENT SYSTEMS, INC.


ATTEST:                                       By: /s/ E. Kevin Dahill
        -----------------------------             ------------------------
                                              Name:  E. Kevin Dahill
                                              Title: Chief  Financial Officer


                                              OPTIONEE: /s/ Joseph Tinnerello
                                                        ------------------------
                                                        Joseph Tinnerello
                                              Address:  1335 West Altgeld Avenue
                                                        Chicago, IL 60614